Exhibit 10.4

THIRD AMENDMENT

TO

ALABAMA/MICHIGAN/PERMIAN PACKAGE

PURCHASE AGREEMENT

    This Third Amendment to Alabama/Michigan/Permian Package Purchase Agreement (this “Third Amendment”) is dated as of July 16, 2007, by and between Dominion Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“DEPI”), Dominion Energy, Inc., a corporation organized under the Laws of Virginia (“DEI”), Dominion Oklahoma Texas Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“DOTEPI”), Dominion Reserves, Inc., a corporation organized under Laws of Virginia (“Reserves”), LDNG Texas Holdings, LLC, a limited liability company organized under the Laws of Oklahoma (“LDNG”) and DEPI Texas Holdings, LLC, a limited liability company organized under the Laws of Delaware (“DEPI Texas”) (collectively “Sellers”), and HighMount Exploration & Production Holding Corp., a company formerly known as L O & G Acquisition Corp. and organized under the Laws of Delaware (“Purchaser”). Sellers and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

The Parties have entered into an Alabama/Michigan/Permian Package Purchase Agreement dated as of June 1, 2007, as amended by the First Amendment dated effective as of June 1, 2007 and the Second Amendment dated as of July 11, 2007 (collectively, the “Agreement”), providing for the sale by Sellers to Purchaser of the Shares and the Additional Assets.

The Parties desire to further amend the Agreement to clarify the treatment of several matters, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.  Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Agreement.

2. Amendments.  The Agreement is hereby amended as follows:

a.	The first four lines of Section 2.3(h)(i) are hereby replaced in their entirety with the following (but, for the avoidance of doubt, Sections 2.3(h)(A)-(B) remain as set forth in the Agreement):

Decreased by an amount equal to the aggregate amount of the following proceeds received by any Seller or Company or Wholly-Owned

Subsidiary, or any of their Affiliates (other than Subsidiaries that are not Wholly-Owned Subsidiaries), on or prior to the Closing Date, or by any Seller or any remaining Affiliate of Sellers after the Closing Date:

b.	Section 2.3(h)(ii)(A) is hereby replaced in its entirety with the following:

(A) paid by or on behalf of any Seller or Company or Wholly-Owned Subsidiary, or any of their Affiliates (other than Subsidiaries that are not Wholly-Owned Subsidiaries), through and including the Closing Date, or by any Seller or any remaining Affiliate of Sellers after the Closing Date but prior to the Cut-Off Date, or

c.	The second sentence of Section 4.2(f) is hereby replaced in its entirety with the following:

In each case, all the Shares of the Companies that are not Survivor LPs are, and the Shares of the Survivor LPs at Closing will be, duly authorized and validly issued and outstanding, fully paid, non-assessable (except, in the case of each Survivor LP, as expressly authorized by the terms of its partnership agreement and except for any obligation to return distributions under the Texas Business Organizations Code) and not issued in violation of any preemptive rights.

d.	Section 6.14(f) is hereby replaced in its entirety with the following:

Notwithstanding Section 6.14(c), the Sellers may in their sole discretion cause the Survivor LPs to sell their respective assets directly to one or more directly or indirectly wholly-owned Affiliates of Purchaser in lieu of consummating the transactions described in Section 6.14(c).

e.	The second sentence of Section 6.19(a) is hereby replaced in its entirety with the following:

Sellers were not able to complete the entries necessary to include the Carlsbad Royalties on Exhibit D-1 prior to the date hereof, so Sellers agree to deliver to Purchaser, at least six (6) Business Days prior to the Closing Date, a supplement to Exhibit D-1 listing all Carlsbad Royalties not already on Exhibit D-1.

f.	In Section 8.2, “Wholly-Owned Affiliates” is replaced with “wholly-owned Affiliates.”

g.	Section 9.1(g) is hereby replaced in its entirety with the following:

Sellers agree to indemnify, defend and hold harmless Purchaser and its Affiliates (including following Closing, the Companies and Subsidiaries) from and against any and all Taxes, claims, liabilities, losses, costs, fees, and expenses (i) arising from any breach of the representation or warranty set forth in Section 4.5(e) or (ii) resulting from the failure of the Purchaser Holdco immediately following the merger of the Purchaser Subs into Purchaser Holdco to have a Tax basis in the assets held by the Survivor LPs for all applicable Tax purposes equal to the Tax basis that Purchaser Holdco would have obtained if Sellers had elected to effect the transaction pursuant to Section 6.14(f) unless such lower Tax basis arises from any act or omission of Purchaser, Purchaser Holdco, or its Affiliates, including the failure of Purchaser to cause the Purchaser Subs to timely merge with and into Purchaser Holdco as contemplated by Section 6.14(e).

h.	The first sentence of Section 9.7(a) is hereby replaced in its entirety with the following:

Purchaser agrees to pay to DEPI any refund received (whether by payment, credit, offset or otherwise, and together with any interest thereon) after the Closing by Purchaser or its Affiliates, including the Companies and Wholly-Owned Subsidiaries, net of any Taxes imposed thereon, in respect of any Taxes for which DEPI is liable or required to indemnify Purchaser under Section 9.1.

i.	Section 10.1(c) is hereby replaced in its entirety with the following:

“Selected Employees” are no fewer than 270 individuals (i) who, as of the Closing Date are (x) employed by DEPI, DOTEPI, Reserves or the Companies and are rendering services with respect to the Assets or (y) employed by Dominion Resources Services, Inc. and are rendering services with respect to the Assets, (ii) who are not U.S. Temporary Employees and (iii) who are selected by the Leadership Team acting as agents for Purchaser and its Affiliates from a list provided to Purchaser and its Affiliates (“Sellers’ List”) in accordance with the remainder of this Section 10.1(c) as individuals to whom Purchaser or its Designated Affiliates must offer employment or continued employment in accordance with Section 10.2(a). The Leadership Team shall, on July 16, 2007, provide Sellers an “initial list” (“Purchaser’s Initial List”) of Selected Employees that will receive offers in accordance with Section 10.2(a). During the period beginning July 16, 2007, and ending December 31, 2007, Purchaser and its Designated Affiliates may, subject to prior written approval of DEPI, offer to employ individuals employed by Sellers or their Affiliates who were identified on Sellers’ List but were not identified on the Purchaser’s Initial List; provided, however, that the offer of employment of such individuals shall be counted towards the requirement to offer employment to 270 individuals under this Section 10.1(c) only if (A) such offer is on the same terms and conditions applicable pursuant to Section 10.2(a), whether or not the individual accepts the offer, or (B) such offer of employment is accepted by the individual and is on the same terms and conditions as would be applicable pursuant to Section 10.2(a), except that the requirement that the employment be at a work location no more than 50 miles from an individual’s work location as of the Closing Date shall be inapplicable. In addition, during the period beginning on July 16, 2007 and ending December 31, 2007, Purchaser and its Designated Affiliates may, subject to the prior written approval of DEPI, again offer to employ individuals employed by Seller or their Affiliates who were on Purchaser’s Initial List but who do not accept an offer of employment that complies with Section 10.2(a); provided, however, that such a subsequent offer of employment of such individuals shall not be counted towards the requirement to offer employment to 270 individuals under this Section 10.1(c) and provided further that the offer is on the same terms and conditions as would be applicable pursuant to Section 10.2(a), except that the requirement that the employment be at a work location no more than 50 miles from an individual’s work location as of the Closing Date shall be inapplicable. In the event that the Purchaser or its Designated Affiliates fail to provide offers to 270 individuals in accordance with this Section 10.1(c) (including any individuals who accept offers pursuant to the terms of Section 10.15(d)) by December 31, 2007, Purchaser or its Designated Affiliates shall make a payment to DEPI on behalf of Sellers in the amount equal to the difference between 270 and the actual number of individuals (without duplication) receiving offers made in accordance with this Section or accepting offers in accordance with Section 10.15(d), multiplied by the average cash severance and other severance related compensation and benefits cost associated with all the employees that have been severed or are designated to be severed as of December 31, 2007 by Sellers and that were included on Sellers’ List.

j.	A new Section 10.15 is hereby added to the Agreement as set forth below:

                      Section 10.15  Certain Discretionary Hires by Purchaser.

(a)
From time to time, until December 31, 2007, Sellers may provide to Purchaser and its Designated Affiliates, in addition to Sellers’ List provided pursuant to Section 10.1(c), a list of one or more individuals employed by Sellers or their Affiliates but who are not Designated Employees or individuals on Sellers’ List (collectively “Other Employees”) that Purchaser or its Designated Affiliates may offer to employ. Purchaser or its Designated Affiliate must request and receive written permission from Sellers prior to extending an employment offer to an individual on this list.

(b)
An offer of employment to an Other Employee by Purchaser or its Designated Affiliates must be on the same terms and conditions as would be applicable had the individual been a Selected Employee, except that the requirement that the offer of employment be at a work location no more than 50 miles from an individual’s work location as of the Closing Date shall be inapplicable. Otherwise, an offer of employment by Purchaser or its Designated Affiliates to an Other Employee must meet the comparability and other requirements of Section 10.2.

(c)
An Other Employee employed by Purchaser or its Designated Affiliates shall be treated as a Selected Employee for purposes of the provisions of Article 10, including the requirements of Section 10.2(d) related to payment by Purchaser or its Designated Affiliates to Sellers cash severance or other severance related compensation and benefits provided by Sellers and their Affiliates to an individual who is subsequently employed by Purchaser or its Designated Affiliates, but, except as provided in Section 10.15(d), in no event shall an offer to, or the employment of, an Other Employee be counted towards the requirement in Section 10.1(c) that Purchaser or its Designated Affiliates hire 270 individuals.

(d)
Sellers shall specifically identify any Other Employee who is an expatriate. Other Employees who are expatriates and who accept an offer that complies with the requirements of Section 10.15(b) shall be counted towards the requirement in Section 10.1(c) that Purchaser or its Designated Affiliates hire 270 individuals. Notwithstanding any provision to the contrary herein, for purposes of Section 10.2(d) the cash severance and other severance related compensation with respect to an Other Employee who is an expatriate shall be equal to the amount determined under such individual’s “Separation Agreement, Waiver and Release” with Sellers or their Affiliates.

3. Stonewater Letter Agreement.  The Parties hereby agree to terminate the letter agreement between the Parties dated June 1, 2007 (the “Stonewater Letter Agreement”) and agree  that the “Stonewater Revisions” called for in the Stonewater Letter Agreement will not be made.

4. Ratification.  Except as amended by this Third Amendment, the Agreement remains in full force and effect in accordance with its terms.

5. Governing Law, Venue, Jurisdiction and Service of Process.  Sections 13.8 and 13.9 of the Agreement are hereby incorporated into this Third Amendment by reference as if set out in full herein.

6. Counterparts.  This Third Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Third Amendment in the presence of other Parties to this Agreement.

    IN WITNESS WHEREOF, this Third Amendment has been signed by each of the Parties as of the date first above written.

SELLER:	DOMINION EXPLORATION & PRODUCTION,
INC.

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

SELLER:	DOMINION ENERGY, INC.

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

SELLER:	DOMINION OKLAHOMA TEXAS
EXPLORATION & PRODUCTION, INC.

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

SELLER:	DOMINION RESERVES, INC.

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

SELLER:	LDNG TEXAS HOLDINGS, LLC

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

SELLER:	DEPI TEXAS HOLDINGS, LLC

Name:	/s/ G. Scott Hetzer
Title:	Senior Vice President and Treasurer

PURCHASER:	HIGHMOUNT EXPLORATION &
PRODUCTION HOLDING CORP.

Name:
Title:

    IN WITNESS WHEREOF, this Third Amendment has been signed by each of the Parties as of the date first above written.

SELLER:	DOMINION EXPLORATION & PRODUCTION,
INC.

Name:
Title:

SELLER:	DOMINION ENERGY, INC.

Name:
Title:

SELLER:	DOMINION OKLAHOMA TEXAS
EXPLORATION & PRODUCTION, INC.

Name:
Title:

SELLER:	DOMINION RESERVES, INC.

Name:
Title:

SELLER:	LDNG TEXAS HOLDINGS, LLC

Name:
Title:

SELLER:	DEPI TEXAS HOLDINGS, LLC

Name:
Title:

PURCHASER:	HIGHMOUNT EXPLORATION &
PRODUCTION HOLDING CORP.

Name:	/s/ Peter W. Keegan
Title:	Peter W. Keegan SVP